2005 Annual Results
Analyst & Investor Conference Call

Dr. Erhard Schipporeit, CFO

March 9, 2006

Sales
Adjusted EBITDA2
Adjusted EBIT2
Consolidated net income
Capital employed
ROCE (in %)3
Cost of capital (in %)
Cash provided by operating activities
Free cash flow5
Net financial position6
E.ON Group – Financial highlights
in million €
56,399
10,272
7,333
7,407
60,398
12.1
9.0
6,601
3,611
3,863
2005
46,742
9,741
6,787
4,339
59,063
11.5
9.0
5,840
3,228
-5,483
20041
+/- %
+21
+5
+8
+71
+2
+0.64
-
+13
+12
-
-
1)	Figures adjusted for discontinued operations with the exception of net financial position
2)	Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report, p. 37
3)	Non-GAAP financial measure; see derivation in Annual Report, p. 38-41
4)	Change in percentage points
5)	Non-GAAP financial measure; reconciliation to cash provided by operating activities see Annual Report, p. 45
6)	Non-GAAP financial measure; reconciliation see Annual Report, p. 47

Central Europe
Pan-European Gas
U.K.
Nordic
U.S. Midwest
Corporate Center
Core Energy Business
Other Activities2
Adjusted EBIT3
E.ON Group – Adjusted EBIT by market unit
in million €
3,930
1,536
963
806
365
-399
7,201
132
7,333
2005
20041
+/- %
+9
+14
-5
+15
+3
-
+8
+23
+8
1)	Figures adjusted for discontinued operations
2)	This segment consists of Degussa which is accounted for using the equity method
3)	Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report, p. 37
3,602
1,344
1,017
701
354
-338
6,680
107
6,787

Adjusted EBIT by Business Unit (1)
in million €
2005
20041
+/- %
1)	Figures adjusted for discontinued operations
2)	Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report, p. 37
307
237
2,996
315
235
56
3,602
Central Europe West: Power
Central Europe West: Gas
Central Europe East
Other/Consolidation
Adjusted EBIT2
+13
-3
+1
+9
Central Europe
3,389
-3
3,930

Adjusted EBIT by Business Unit (2)
in million €
2005
20041
+/- %
1)	Figures adjusted for discontinued operations
2)	Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report, p. 37
Up-/Midstream
Downstream shareholdings
Other/Consolidation
Adjusted EBIT2
988
551
-3
1,536
862
486
-4
1,344
+15
+13
-
+14
Regulated business
Non-regulated business
Other/Consolidation
Adjusted EBIT2
+1
+6
-
-5
Pan-European Gas
U.K.
446
626
-55
1,017
452
661
-150
963

Sweden
Finland
Adjusted EBIT2
Adjusted EBIT by Business Unit (3)
in million €
765
41
806
2005
662
39
701
20041
+/- %
+16
+5
+15
1)	Figures for U.S. Midwest adjusted for discontinued operations
2)	Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report, p. 37

Regulated business
Non-regulated business/ Other
Adjusted EBIT2
+4
-7
+3
Nordic
U.S. Midwest
339
15
354
351
14
365

E.ON Group – „Non-operating income“
in million €
Net book gains
        Sale of securities
        Gain on the reduction of the stake in TEAG
              Other
Restructuring expenses

Other non-operating earnings
        Mark-to-market valuation of derivatives
             Impairment on Degussa`s fine chemical activities
             Storm Nordic
        Impairments in the area of generation at UK
             Other
„Non-operating income“
2005
491
371
90
30
-29
440
1,231
-347
-140
-129
-175
902

2004
Book gains
Other
earnings
Total
Viterra
2,406
152
2,558
Ruhrgas Industries
606
22
628
2005
Results from
discontinued operations
3,023
12
3,035
0
-162
-162
WKE
 Other1
11
0
11
Book gains
Other
earnings
Total
Viterra
0
294
294
Ruhrgas Industries
0
29
29
Results from
discontinued operations
-9
321
312
0
-2
-2
WKE
 Other1
-9
0
-9
1)	“Other“ relates to post-sale gains and losses in connection with the disposal of subsidiaries in prior years (2005: VAW aluminium and CRC-Evans; 2004: Veba Oel and Viterra Contracting)
E.ON Group – Discontinued operations
in million €

Central Europe
Pan-European Gas
U.K.
Nordic
U.S. Midwest
Corporate Center
Cash provided by operating activities
Investments in intangible assets and property, plant
and equipment
Free cash flow2
E.ON Group – Cash provided by operating activities by market unit in million €
3,020
1,999
101
746
214
521
6,601
2,990
3,611
2005
2,938
903
633
957
152
257
5,840
2,612
3,228
20041
+/-
+82
+1,096
-532
-211
+62
+264
+761
+378
+383
1)	Figures adjusted for discontinued operations
2)	Non-GAAP financial measure; reconciliation to cash provided by operating activities see Annual Report, p. 45

-5.5
+6.6
+2.2
-4.0
Net financial
position as of
Dec. 31, 2004
Divestments/
Deconsolidations
Cash provided
by operating
activities
Investments2)
Net financial
position as of
Dec. 31, 2005
1)	Non-GAAP financial measure; reconciliation see Annual Report, p. 47
2)	Investments in intangible and fixed assets and participations
+3.9
+6.3
Reclassification
of Viterra (dis-
continued op.)
-0.2
-1.8
Consolidations
Dividends
+0.3
Others
E.ON Group – Development of net financial position1
in billion €

E.ON Group - Strong financial profile
20046
16.9 x
178%
0.9 years
Adj. EBITDA1
Net interest2
Adj. EBITDA1
Net financial position3
Net financial position3
Cash provided by operating activities
33%
Gross external debt4
Total Capital5
1)	Non-GAAP financial measure; reconciliation see Annual Report, p. 37
2)	Non-GAAP financial measure; reconciliation see Annual Report, p. 174
3)	Non-GAAP financial measure; reconciliation see Annual Report, p. 47
4)	Non-GAAP financial measure; gross external debt equals financial liabilities to banks and third parties, see Annual Report, p. 154
5)	Non-GAAP financial measure; total capital equals gross external debt plus shareholders’ equity plus minority interests
6)	2004 restated

2005
45.9 x
n/a
n/a
20%

E.ON Group - Outlook 2006
Not to repeat extraordinary high 2005 level;
we expect to meet our net income target of
€3.4 billion for 2006
  Expected net income
To be slighty above the high level of 2005
Expected adjusted Group EBIT

Expected adjusted EBIT by Market
Units:
To be slightly above 2005 level
To exceed 2005 level
To be significantly higher than 2005 level
To be below 2005 figure
To be on par with 2005 level
Central Europe
Pan-European Gas
U.K.
Nordic
U.S. Midwest

Back-up Charts

Adjusted EBITDA2
Depreciation, amortization and writedowns3
Adjusted EBIT2
Adjusted interest income (net)4
Net book gains
Restructuring expenses
Other nonoperating earnings
Income from continuing operations before
income taxes and minority interests
Income taxes
Minority interests
Income from continuing operations
Income from discontinued operations, net
Cumulative effect of changes in accounting principles, net
Consolidated net income
E.ON Group – Consolidated net income
in million €
10,272
-2,939
7,333
-1,027
491
-29
440

7,208
-2,276
-553
4,379
3,035
-7
7,407
2005
20041
+/- %
+5
-
+8
-
-
-
-
+13
-
-
+9
-
-
+71
1)	Figures adjusted for discontinues operations
2)	Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report, p. 37
3)	For commentary see footnote 32 in the Annual Report p.174
4)	Reconciliation see Annual Report p.174

9,741
-2,954
6,787
-1,031
589
-100
110

6,355
-1,850
-478
4,027
312
-
4,339

Weighted average number of outstanding shares (million shares)
Earnings per share
from continuing operations
from discontinued operations
from cumulative effect of changes in accounting principles, net from consolidated net income
2005
659
6.64
4.61
-0.01
11.24
2004
657
6.13
0.48
-
6.61
E.ON Group – Earnings per share
in €

Central Europe
Pan-European Gas
U.K.
Nordic
U.S. Midwest
Corporate Center
Core Energy Business
Other activities1
E.ON Group
Market units – Key financial figures 2005
in million €
Adjusted
EBITDA
Adjusted
EBIT
3,930
1,536
963
806
365
-399
7,201
132
7,333
24,295
17,914
10,176
3,471
2,045
-1,502
56,399
56,399
Sales
Capital
Employed
ROCE
(%)
3,020
1,999
101
746
214
521
6,601
6,601
Oper.
Cash-flow
Pre-tax
CoC (%)
5,284
1,939
1,550
1,193
560
-386
10,140
132
10,272
17,969
13,355
12,642
7,066
6,625
782
58,439
1,959
60,398
21.9
11.5
7.6
11.4
5.5
-
12.3
12.1
9.0
8.2
9.2
9.0
8.0
-
9.0
9.0
1)	This segment consists of Degussa which is accounted for using the equity method
2,318
441
-202
170
-166
-
1,929
-57
1,872
Value
Added

E.ON Group - Other provisions (1)
in billion €
Provisions for nuclear waste management
       (Nuclear plant decommissioning, management of spent nuclear fuel rods, disposal of operational waste)
Provisions for taxes
        (mainly domestic and foreign income taxes)
Provisions for personnel costs
        (mainly for retirement benefits, anniversary obligations, other deferred personnel costs, redundancy payments, staff bonuses, vacation pay)

13.4
3.0
1.5
0.4
1.9
0.7
Dec 31, 2005
Thereof
within
1 Year

Provisions for supplier-related contracts
(mainly goods and services received but not yet invoiced)
Provisions for customer-related contracts
Other1
Total
2.2
0.3
4.7
25.1
Thereof
within
1 Year
1.9
0.3
0.8
6.0
Dec. 31, 2005
1)
Includes provisions for SFAS 143 asset retirement obligations (non-nuclear) (0.9 billion €), provisions for environmental improvements, land reclamation and similar liabilities (0.8 billion €), provisions for environmental remediation (0.3 billion €), and U.S. regulatory liabilities (0.5 billion €). For more information on Other provisions, see page 151 of the 2005 Annual Report.

E.ON Group - Other provisions (2)
in billion €

Central Europe	Pan-European Gas	U.K.	Nordic	U.S. Midwest	Corporate Center	E.ON Group
Bonds	0.0	0.0	0.5	0.7	1.0	7.3	**9.5**
Commercial Paper	0.0	0.0	0.0	0.0	0.0	0.0	**0.0**
Bank Loans / others	1.3	0.8	0.1	0.6	0.0	0.1	**2.9**
Gross External Debt [1]	1.3	0.8	0.6	1.3	1.0	7.4	**12.4**

Split by Market Unit

59%
11%
6%
11%
5%
8%
Corporate Center
Central Europe
Pan-European Gas
Nordic
U.K.
U.S. Midwest

Split by Maturity

15%
4%
4%
3%
39%
10%
25%
2006
2007
2008
2009
2010
2011-2016
After 2016

Split by Currency[2]

56%
19%
19%
6%
EUR
GBP
USD
SEK

E.ON Group - Split of gross external debt1
as of December 31, 2005, in billion €
1)	Non-GAAP financial measure; gross external debt equals financial liabilities to banks and third parties, see Annual Report, p. 154
2)	Before hedging

E.ON's Ratings compared to its Peer Group
As of March 1, 2006
Ratings S&P
p.o. = positive outlook, n.o. = negative outlook, rev. down. = review for possible downgrade, Watch Neg. = creditwatch negative
E.ON Aa3 rev,
down.,
AA-Watch Neg.

AA
AA-
A+
A
A-
BBB
Baa1
A3
A2
A1
Aa3
Aa2
Endesa A3 n.o., A Watch Neg.
EdF Aa1 stable, AA-
  n.o.
GdF Aa1 stable, AA -
stable
Enel Aa3 stable, A+  n.o.
RWE A1 stable, A+ n.o.
Scottish & Southern  Aa3 stable, A+
stable
Vattenfall A2 p.o.,  A- p.o.
•
  Moody‘s (Aa3, „review for possible downgrade“)
Moody’s has placed its Aa3 credit rating of E.ON
AG on review for a possible downgrade,
following the announcement by E.ON that is has
made an offer to acquire 100% of the shares in
Endesa SA.
“Moody’s says that, if the acquisition were to be
successful, the most likely outcome would be an
E.ON AG rating that is a weakly positioned at
A2.”
•
  Standard & Poor‘s (AA-, „creditwatch negative“)
Standard & Poor’s has placed its AA- credit
rating of E.ON AG on creditwatch with negative
implications, following the announcement by
E.ON that is has made an offer to acquire 100%
of the shares in Endesa SA.
“Based on current information and statements by
the company, the ratings are unlikely to be
lowered by more than two notches, however.”
Aa1

Market unit ratings within the E.ON Group
E.ON AG/
E.ON International Finance B.V.
Aa3 stable / AA- negative
E.ON Energie AG
E.ON UK plc
A3 stable / A- stable
Powergen (East Midlands)
Investments
A3 stable / A- stable
E.ON U.S. LLC
A3 stable / BBB+ stable
E.ON U.S. Capital Corp
A3 stable / BBB+ stable1
E.ON Ruhrgas AG
E.ON US Invest-
ment Corp.
Kentucky Utilities
A2 stable / BBB+ stable3
Louisville Gas and
Electric
A2 stable / BBB+ stable2
Powergen Retail Ltd
Baa1 stable / A- stable
E.ON Sverige AB
A stable
1)	Senior unsecured MTN‘s are rated BBB by S&P
2)	Senior secured debt rating is A1 stable /A- stable
3)	Senior secured debt rating is A1 stable/ A stable
E.ON UK Holding
Company Ltd.
Aa3 stable
E.ON Nordic Holding
Avon Energy Partners
Holding
A3 stable
Central Networks
A3 stable
West plc
Central Networks plc
A3 stable

Central Networks East plc
A3 stable / A- stable
as of December 31, 2005
Powergen Ltd.
A3 stable/ A- stable

This presentation does not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval. Endesa investors and security holders are urged to read the tender offer prospectus from E.ON regarding the proposed tender offer for Endesa when it becomes available, because it will contain important information. The tender offer prospectus and certain complementary documentation will be filed in Spain with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”). Likewise, a tender offer statement, which will incorporate the prospectus by reference, will be filed in the United States with the U.S. Securities and Exchange Commission (the “SEC”). Investors and security holders may obtain a free copy of the tender offer prospectus (when it is available) and its complementary documentation in the central offices of E.ON, Endesa, the four Spanish Stock Exchanges, and Santander Investment Bolsa SV SA. The prospectus will also be available on the websites of the CNMV (www.cnmv.es) and E.ON (www.eon.com). Likewise, investors and security holders may obtain a free copy of the U.S. tender offer statement (when it is available) and other documents filed by E.ON with the SEC on the SEC’s web site at www.sec.gov. The tender offer statement and these other documents may also be obtained for free from E.ON, when they become available, by directing a request to E.ON AG, External Communications, phone +49-211-4579-453.

This presentation may contain forward-looking statements based on current assumptions and forecasts made by E.ON Group management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here.  These factors include those discussed in our public reports filed with the Frankfurt Stock Exchange and with the U.S. Securities and Exchange Commission (including our Annual Report on Form 20-F). The company assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.
E.ON prepares its consolidated financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). This presentation may contain references to certain financial measures (including forward looking measures) that are not calculated in accordance with U.S. GAAP and are therefore considered “Non-GAAP financial measures” within the meaning of the U.S. federal securities laws. E.ON presents a reconciliation of these Non-GAAP financial Measures to the most comparable US-GAAP measure or target, either in this presentation or on the website under www.eon.com. Management believes that the Non-GAAP financial measures used by E.ON, when considered in  conjunction with (but not in lieu of) other measures that are computed in U.S. GAAP, enhance an understanding of E.ON’s results of operations. A number of these Non-GAAP financial measures are also commonly used by securities analysts, credit rating agencies and investors to evaluate and compare the periodic and future operating performance and value of  E.ON and other companies with which E.ON competes. These Non-GAAP financial measures should not be considered in isolation as a measure of E.ON’s profitability or liquidity, and should be considered in addition to, rather than as a substitute for, net income, cash provided by operating activities and the other income or cash flow data prepared in accordance with U.S. GAAP. The Non-GAAP financial measures used by E.ON may differ from, and not be comparable to, similarly-titled measures used by other companies.